                                                                  EXHIBIT 99.3

[LOGO] BlueCross               3350 Peachtree Road, N.E.       Richard D. Shirk
       BlueShield              Post Office Box 4445            President and CEO
       of Georgia              Atlanta, Georgia 30302-4445
An Independent Licensee        (404) 842-8410
of the Blue Cross and          FAX (404) 842-8451
Blue Shield Association


                                    [DATE]



Dear Subscriber:

     I want to hear from you.

     On May____, 1996 I wrote to you, offering an opportunity for you to receive five shares of stock in Cerulean Companies, Inc. (the Company), the holding company which owns Blue Cross and Blue Shield of Georgia. We believe this new structure will allow the Company to raise the investment resources necessary to provide greater access to quality health care at an affordable price for as many Georgians as possible.

     With my letter was a PROSPECTUS (a bound booklet describing the offer) and an ELECTION FORM for you to fill out and send back to tell us whether you want to receive the five shares of stock.

     We have not received your ELECTION FORM. An extra copy is enclosed for your use. Please fill it out and return it in the enclosed envelope as soon as possible. If you did not get my first letter to you containing the prospectus or have misplaced it, please call our toll free number 1-800-___-___ for another copy.

     IT IS IMPORTANT THAT YOU RETURN THE SIGNED ELECTION FORM WHETHER YOU WANT THIS STOCK OR NOT.

     We are proud of the achievements Georgia Blue has made, and proud that we can make this offer to you to share in the Company's future. I encourage you to consider favorably this opportunity to join the new Georgia Blue corporate family. Please read the PROSPECTUS carefully, make your decision and return the ELECTION FORM today.

                                    Very truly yours,



                                    Richard D. Shirk
                                    President



           U S A
           [LOGO]
     Official Health Plan
     Sponsor of the 1996
     U.S. Olympic Team